EXHIBIT 5.1

[Letterhead of Faegre Baker Daniels LLP]

May 16, 2018
Northern Oil and Gas, Inc.
601 Carlson Pkwy, Suite 900
Minnetonka, MN 55305

Ladies and Gentlemen:
We have acted as counsel for Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statements on Form S‑8, file nos. 333‑212929; 333‑205617; and 333‑188999 (each as amended, the “Registration Statements”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time, in the aggregate, of up to 6,223,547 shares of common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2013 Incentive Plan, as amended through May 26, 2016 (the “Plan”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Company’s conversion from a Minnesota corporation to a Delaware corporation.
We have examined or are otherwise familiar with the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), the Plan, the Registration Statements, the resolutions of the Company’s Board of Directors and its stockholders approving the Plan and authorizing the issuance of the Shares and such other documents and records as we have deemed necessary or appropriate for the purposes of this opinion. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials, of officers and representatives of the Company, and of the Company’s stock transfer agent.
In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents, (vi) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law, and (vii) the Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders thereof; and
(iv)(vi)    the Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the acquirers. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when issued and sold as contemplated in the Registration Statements and in accordance with the Plan and the applicable award agreements, the Shares will be legally issued, fully paid and non-assessable.
Our opinions set forth herein are limited to the laws of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to being named in the Registration Statements under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statements, including this exhibit.

Very truly yours, FAEGRE BAKER DANIELS LLP By /s/ Joshua L. Colburn Joshua L. Colburn